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                                                                       EXHIBIT 6

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                           SECOND AMENDED AND RESTATED
                           MEMORANDUM OF UNDERSTANDING

         This Second Amended and Restated Memorandum of Understanding ("MOU"), dated as of December 23, 1998, among Motorola, Inc., a Delaware corporation ("Motorola"), Iridium LLC, a Delaware limited liability company ("Iridium") and Iridium Operating LLC, a Delaware limited liability company and a wholly-owned subsidiary of Iridium ("Operating"), amends and restates the Amended and Restated Memorandum of Understanding, dated as of May 11, 1998 among Motorola, Iridium and Operating (the "First Amended MOU"), which amended the Memorandum of Understanding originally dated as of July 11, 1997, between Iridium and Motorola (the "Original MOU").

         Reference is made to (i) that certain Guarantee Agreement, dated as of August 21, 1996, as amended (the "Bridge Guarantee Agreement"), pursuant to which Motorola has guaranteed the payment of up to $275,000,000 of the obligations of Operating under that certain Credit Agreement, dated as of August 21, 1996, as amended, between Operating (as successor to Iridium) and the Lenders named therein (the "Bridge Agreement"), and (ii) the Third Amended and Restated Agreement Regarding Guarantee, dated as of December 23, 1998, among Motorola, Iridium and Operating (the "Agreement Regarding Guarantee").

         Capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Agreement Regarding Guarantee.

         On July 16, 1997, Iridium issued (i) $300 million aggregate principal amount of 13% Senior Notes due 2005, Series A (the "Series A Notes") and (ii) $500 million aggregate principal amount of 14% Senior Notes due 2005, Series B (the "Series B Notes"). On October 17, 1997, Iridium issued $300 million aggregate principal amount of 11.25% Senior Notes due 2005, Series C (the "Series C Notes" and, together with the Series A Notes and the Series B Notes, the "Series A, B & C Senior Notes"). Other than their respective interest rates, the Series A Notes, the Series B Notes and the Series C Notes have substantially similar terms.

         On December 18, 1997 Iridium entered into an asset drop-down transaction (the "Asset Drop-Down Transaction") with Operating, pursuant to which substantially all of the assets and liabilities of Iridium were transferred to Operating, including without limitation the Series A, B & C Senior Notes and the Bridge Agreement.

         Operating has entered into a $1 billion senior secured interim Credit Agreement, dated as of December 19, 1997, with the banks and other financial institutions named therein (the "Secured Bank Facility"). In connection with the execution of the Secured Bank Facility, Motorola, Operating and The Chase Manhattan Bank (as Administrative Agent and Collateral Agent) entered into that certain Consent and Agreement (the "Motorola Consent", and for purposes of this Agreement this term

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shall refer to any amended or new consent and agreement entered into by Motorola pursuant to Section 6(c)). As of the date hereof, Operating has drawn approximately $550 million under the Secured Bank Facility.

         On May 8, 1998, Operating issued $350 million aggregate principal amount of 10.875% Senior Notes due 2005, Series D (the "Series D Notes" and, together with the Series A, B & C Notes, the "Outstanding Senior Notes"). Other than their respective interest rates, the Series D Notes and the Series A, B & C Notes have substantially similar terms.

         At any time and from time to time, Iridium World Communications Ltd. ("IWCL"), Iridium and Operating, individually or in combination, may issue and sell (i) additional senior notes of Operating ("Additional Senior Notes" and, together with the Outstanding Senior Notes, the "Senior Notes"), (ii) subordinated notes of Operating ("Subordinated Notes"), (iii) Class A Common Stock of IWCL, (iv) warrants to purchase Class A Common Stock, (v) Class 1 Membership Interests of Iridium LLC, (vi) warrants to purchase Class 1 Interests and (vii) securities that are combinations (as convertible or exchangeable securities or otherwise) of the securities and interests listed in (i) though
(vi). The securities and interests listed in (i) through (vi) above are referred to herein collectively as "Additional Securities".

         Operating, Iridium and IWCL intend to raise new funds to finance Operating's development, construction and operation of the Iridium satellite communications system (the "Iridium System"), including the refinancing of Operating's indebtedness under the Secured Bank Facility, through a combination of one or more funding sources, including the following: (i) an offering or offerings of Additional Securities, (ii) the up to $475 million Guaranteed Credit Facility Increase (as defined in Section 2(a)) (which, when taken together with an amendment to the current Bridge Agreement and Bridge Guarantee Agreement or the entering into of a separate Credit Agreement as contemplated by
Section 1(d) (either in addition to or as a replacement of the then current Bridge Agreement), would result in a $750 million Credit Facility guaranteed by Motorola), (iii) a new secured Credit Agreement or Agreements satisfying at least the minimum requirements set forth in Section 2(b) (collectively, the "Permanent Bank Facility") and (iv) the up to $350 million Commitment Increase (as defined in Section 1(b)). As of the date hereof, the "Permanent Bank Facility" shall refer to the Senior Secured Credit Agreement dated as of December 23, 1998 among Operating, Chase Securities Inc. and Barclays Bank PLC, as Global Lead Arrangers and Joint Book Managers, the Administrative Agent and Collateral Agent, the Documentation Agent and the Lenders named therein.

         The purpose of this MOU is to set forth certain binding agreements among Motorola, Iridium and Operating that are intended to (i) incorporate the remaining pertinent terms of the First Amended MOU and (ii) reflect certain agreements of the parties in respect of (A) the issuance of Additional Securities, (B) the commitment of


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Motorola to defer its receipt of certain payments owed to it under the IRIDIUM
System Operations and Maintenance Contract between Operating, as successor to Iridium, and Motorola, dated as of July 29, 1993 as amended (the "O&M Contract"), (C) the conditional commitment of Motorola to guarantee the payment of up to an additional $475,000,000 of obligations of Operating (inclusive of principal, interest and other amounts) under the Bridge Agreement and (D) the commitment of Motorola (conditional with respect to the following clause (1)) to permit Operating to use the Guarantee Increase (as defined in Section 1(b)) for the purpose of (1) obtaining new guaranteed loans under the Bridge Agreement or another credit agreement or agreements and (2) guaranteeing up to $300 million of the Permanent Bank Facility.

         Section 1. Bridge Agreement - Extension and $350 Million Guarantee Increase.

                  (a) Extension Amendment. Subject to Sections 9(e) and 10, upon the written request of Operating, Motorola will consent to Operating's entering into an amendment to the Bridge Agreement (the "Extension Amendment") pursuant to which the following change shall be made to the Bridge Agreement: the definition of "Commitment Termination Date" with respect to up to $275 million of obligations guaranteed by Motorola under the existing Bridge Agreement shall be changed to a date (the "Extended Maturity Date") which is after the maturity of the Outstanding Senior Notes (but not later than December 31, 2005); provided, however, that to the extent that the Commitments under the Bridge Agreement or loans made thereunder are increased pursuant to Section 1(b) or Section 2, the maturity of any loans based on such Commitment increases shall be as set forth in Section 1(b) or Section 2, as the case may be.

                  (b) Commitment Increase Amendment and Guarantee Increase. Subject to Sections 1(e), 9(e) and 10 and the satisfaction of the New Guarantee Condition (as defined in Section 2(b)), upon the written request of Operating provided prior to October 1, 1999, Motorola will (i) consent to Operating's entering into an amendment or amendments to the Bridge Agreement (the "Commitment Increase Amendment") pursuant to which the Commitments under the Bridge Agreement or loans available thereunder shall be increased by up to $350 million (the "Commitment Increase") and (ii) agree to guarantee up to an additional $350 million of borrowings of Operating (inclusive of principal, interest and other amounts) (the "Guarantee Increase") under the Commitment Increase; provided, however, that Motorola shall not be required to agree to a Guarantee Increase to the extent any borrowings guaranteed thereby would be advanced or incurred after October 1, 1999 or have a maturity later than December 29, 2000. Motorola's obligations to consent to the Commitment Increase Amendment and to agree to the Guarantee Increase shall expire on October 1, 1999. In consideration for providing the Guarantee Increase, Iridium and Operating will compensate Motorola pursuant to the Agreement Regarding Guarantee and, as specified in the Agreement Regarding Guarantee, if Operating incurs any obligations under a Credit Agreement that are

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guaranteed by the Guarantee Increase (or any part thereof or the Alternative
Guarantee), the entire amount of the Guarantee Increase (including, without duplication the Alternative Guarantee, if available) that is, or could be, made available under this MOU shall constitute Motorola Exposure regardless of whether Operating has arranged for commitments from lenders or incurred obligations that are subject to such amount.

                  (c) Certain Guarantee Agreement Amendments. Subject to Sections 9(e) and 10 and the satisfaction of the New Guarantee Condition, Motorola will enter into an amendment or amendments to the Bridge Guarantee Agreement pursuant to which only the changes necessary to reflect the Extension Amendment and the Commitment Increase Amendment shall be made to the Bridge Guarantee Agreement; provided, however, that Motorola shall not be required to agree to the Guarantee Increase to the extent (i) Motorola's liability under the Guarantee Increase would exceed $350 million (inclusive of principal, interest and other amounts) or (ii) any borrowing guaranteed by the Guarantee Increase would be advanced or incurred after October 1, 1999 or have a maturity later than December 29, 2000. In addition, subject to the terms of Sections 9(e) and 10, Motorola will enter into any amendment to a Guarantee Agreement, and will consent to any amendment to, or other modification of, a Credit Agreement, pursuant to which solely the following changes shall be made: (i) the maximum liability of Motorola under such agreement shall be reduced and (ii) the Commitment of the Lenders under such agreement shall be reduced.

                  (d) Consolidation or Separation of Amendments. The foregoing amendments may be consolidated or separated into one or more amendments to the then current Bridge Agreement, or may be effected pursuant to one or more credit agreements (in addition to or in replacement of the then current Bridge Agreement) having terms identical in all material respects (other than terms as to pricing) to the then current Bridge Agreement (as otherwise permitted to be amended pursuant to the MOU), to the extent that such amendments or credit agreements, as the case may be, address the substantive issues described in Sections 1(a)-(c); provided, however, that, if such amendments are consolidated into the then current Bridge Agreement or into other credit agreements, Motorola's obligations thereunder shall be no different than its obligations would have been if each amendment had been provided pursuant to a separate credit agreement. In addition, if the substance of the amendments (including any roll-over of the existing Bridge Agreement, as contemplated by Section 2(d)) is provided pursuant to a separate credit agreement, then Motorola agrees to provide a guarantee of such credit agreement on terms identical in all material respects to the Bridge Agreement Guarantee (but amended as contemplated hereby). Any reference herein to the "Bridge Agreement" includes the existing Bridge Agreement as so amended from time to time as well as any such separate credit agreement; and any reference herein to the "Bridge Guarantee Agreement" includes the existing Bridge Guarantee Agreement as amended from time to time in accordance herewith, as well as any new Motorola guarantee thereof provided pursuant hereto.


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                  (e)    Option of Operating to Use the Guarantee Increase for
the Permanent Bank Facility. Subject to satisfaction of the New Guarantee Condition, Motorola agrees that, upon the written request of Operating provided prior to October 1, 1999, in lieu of up to $300 million of its commitment to consent to the Commitment Increase and to provide up to $300 million of the Guarantee Increase, Motorola will enter into an agreement with the lenders under the Permanent Bank Facility to guarantee up to $300 million (inclusive of principal, interest and other amounts) of Operating's borrowings under the Permanent Bank Facility (the "Alternative Guarantee") on a basis identical in all material respects to Motorola's Guarantee of borrowings under the Bridge Agreement pursuant to the Bridge Guarantee Agreement. Motorola shall not be required to provide the Alternative Guarantee to the extent (i) Motorola's aggregate liability under the Alternative Guarantee and the Commitment Increase would exceed $350 million (inclusive of principal, interest and other amounts) or (ii) any borrowings guaranteed by the Alternative Guarantee would be advanced or incurred after October 1, 1999 or have a maturity later than December 29, 2000. Motorola's obligation to provide the Alternative Guarantee is in lieu of its obligations to consent to $300 million of the Commitment Increase and to provide up to $300 million of the Guarantee Increase, and Motorola shall not be required to consent to the Commitment Increase or to provide the Guarantee Increase to the extent (but only to the extent) that it has provided the Alternative Guarantee. (For the avoidance of doubt, for any period in which Motorola provides the Alternative Guarantee in an amount of $300 million, each of the Commitment Increase and the Guarantee Increase could not exceed $50 million, if otherwise available). Notwithstanding any other provision of this MOU to the contrary, Motorola agrees that Motorola's obligation to provide up to $300 million (inclusive of principal, interest and other amounts) of the Guarantee Increase or, at Operating's request, $300 million (inclusive of principal, interest and other amounts) of the Alternative Guarantee in lieu of the Guarantee Increase shall be unconditional and irrevocable under any and all circumstances (other than satisfaction of the New Guarantee Condition), and not subject to any defense, set-off or counterclaim until the earlier of (i) October 1, 1999 and (ii) the first date on which the lenders under the Permanent Bank Facility do not have the right to demand that any amount of the Alternative Guarantee be applied to the Permanent Bank Facility (the "Release Date"). After the Release Date, Motorola's obligation to provide this $300 million portion of the Guarantee Increase and to permit Commitment increases related thereto shall be subject to the conditions hereof, including, without limitation, Section 9(e) and Section 10 and the New Guarantee Condition. (For the avoidance of doubt, Motorola's obligation to provide the remaining up to $50 million portion of the Guarantee Increase and to permit Commitment increases related thereto shall be subject to the conditions hereof, including, without limitation, Sections 9(e) and 10 and the New Guarantee Condition at all times).

                  (f) Except for Permanent Bank Facility, Loans Not to Exceed Guarantees. Operating and Iridium hereby agree that, except in the case of the Permanent Bank Facility and the Alternative Guarantee or if Motorola otherwise provides its written consent (which may be conditional), with respect to a Credit Agreement that is subject to

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a Guarantee by Motorola, neither Iridium nor Operating will draw loans on commitments under such Credit Agreement in an amount that exceeds the Guarantee available for such Credit Agreement unless all subsequent reductions to such Credit Facility would first be applied on a one-for-one basis to reduce the loans Guaranteed by Motorola (for the avoidance of doubt, in such cases, loans guaranteed by Motorola must be the first loans repaid). In the case of the Permanent Bank Facility in the event the Alternative Guarantee is applied thereto, Operating and Iridium hereby agree that when the Alternative Guarantee is in place, the Alternative Guarantee will be reduced from time to time on a ratable basis with any payment or prepayment of the loans under the Permanent Bank Facility (for example, if when there are $600 million of loans outstanding under the Permanent Bank Facility and $300 million of the Alternate Guarantee is in place, $200 million in loans are paid or prepaid, the amount available under the Alternate Guarantee will be reduced by $100 million).

     Section 2.          $475 Million Increase to the Guaranteed Credit
                         Facility


                  (a) New Bank Guarantee. Subject to the satisfaction of the New Guarantee Condition and the terms of Sections 9(e) and 10, upon the written request of Operating provided prior to October 1, 1999, Motorola will (i) consent to Operating's entering into an amendment to the Bridge Agreement pursuant to which the Commitments thereunder shall be increased by up to $475 million (the "Guaranteed Credit Facility Increase") and (ii) enter into an amendment to the Bridge Guarantee Agreement to guarantee up to $475 million (inclusive of principal, interest and other amounts) of Operating's borrowings under the Bridge Agreement (the "$475 Million Guarantee Amendment"); provided, however, that Motorola shall not be required to consent to the Guaranteed Credit Facility Increase or to enter into the $475 Million Guarantee Amendment to the extent (i) Motorola's liability under the $475 Million Guarantee Amendment would exceed $475 million (inclusive of principal, interest and other amounts) or (ii) any borrowings guaranteed thereby would be advanced or incurred after October 1, 1999 or have a maturity later than December 29, 2000. In consideration for providing the $475 Million Guarantee Amendment, Operating and Iridium will compensate Motorola pursuant to the Agreement Regarding Guarantee.

                  (b) New Guarantee Condition. Motorola's obligations under Sections 1(b), 1(c), 1(e), 2(a) and 3 are subject to the satisfaction of the following condition (the "New Guarantee Condition"): Operating obtaining, prior to January 1, 1999, the Permanent Bank Facility, with commitments thereunder of no less than $800 million and a maturity not earlier than December 29, 2000.

                  (c) Agreements of Operating with Respect to the Guaranteed Credit Facility Increase. Operating hereby agrees that, of the amounts borrowed by Operating pursuant to the Guaranteed Credit Facility Increase and the Permanent Bank Facility, an aggregate of not less than $400 million of such amounts will be used for payments to

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Motorola for amounts due to Motorola under any agreement (for the avoidance of doubt, the refinancing of existing indebtedness incurred to make payments to Motorola shall not be considered in determining whether Operating has used not less than $400 million for payments to Motorola).

                  (d) Combination of $275 Million Existing Bridge Agreement with Guaranteed Credit Facility Increase. If the substance of the Guaranteed Credit Facility Increase is provided pursuant to a new credit agreement (as contemplated by Section 1(d) above), Motorola agrees that, upon the request of Operating, it will consent to a roll-over of the existing $275 million Bridge Agreement into such new credit agreement, and it will provide a guarantee of that Credit Agreement which combines the then current $275 million Bridge Guarantee Agreement with the substance of the $475 million Guarantee Amendment; provided, however, that, if the Guaranteed Credit Facility Increase and the Guarantee Amendment is provided pursuant to a new Credit Agreement and Guarantee in connection with such a roll-over, Motorola's obligations under that new credit facility and Guarantee shall be no different than its obligations would have been if the Guaranteed Credit Facility Increase and Guarantee Amendment had been provided pursuant to an amendment to the Bridge Agreement and the Bridge Guarantee Agreement.

     Section 3.          O&M Contract Financing.

                  (a) New O&M Financing. Subject to the New Guarantee Condition, Motorola agrees to defer its receipt (the "O&M Deferrals") of amounts due from Operating to Motorola under the O&M Contract beginning with the full amount of the "November-December" 1998 payments due under the O&M Contract, up to an aggregate of $400 million (the "O&M Financing Amount") until December 29, 2000. At Motorola's request, Operating will execute and deliver from time to time such evidences of Operating's obligations to pay amounts outstanding under the O&M Contract, including any outstanding O&M Financing Amount, in such form as Motorola may reasonably request; provided, however, that the O&M Financing Amount and such evidences of Operating's obligations will be subordinated as provided in Section 6. Operating and Iridium hereby agree that all amounts due under the O&M Contract which are not subject to the O&M Deferrals shall be paid in full when due. In consideration for providing the O&M Deferrals, Iridium and Operating will compensate Motorola pursuant to the Agreement Regarding Guarantee, and the outstanding amount of O&M Deferrals shall constitute Motorola Exposure for purposes of, and as set forth in, the Agreement Regarding Guarantee.

                  (b) Agreement to Refinance the O&M Financing Amount. Operating agrees that it will use its best efforts to finance the payment of all outstanding O&M Financing Amounts no later than October 1, 1999 pursuant to a new Credit Agreement (the "O&M Credit Facility") that (i) has terms identical in all material respects to the Bridge Agreement (other than terms as to pricing) and (ii) is guaranteed by Motorola on terms identical in all material respects to the Bridge Agreement Guarantee (the "O&M


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Guarantee"). Subject to the terms of Sections 9(e) and 10 and the New Guarantee
Condition, upon the written request of Operating, made on or before October 1, 1999 Motorola will (i) consent to Operating's entering into the O&M Credit Facility and (ii) enter into an agreement (the "O&M Guarantee Agreement") for the benefit of Operating with the lenders and other parties to the O&M Credit Facility to guarantee up to $400 million (inclusive of principal, interest and other amounts) of Operating's borrowings under the O&M Credit Facility; provided, however, that, without relieving Operating of its obligation hereunder to refinance the O&M Financing Amount pursuant to the O&M Credit Facility, Motorola shall not be required to consent to Operating's entering into the O&M Credit Facility or enter into the O&M Guarantee Agreement to the extent (i) Motorola's liability under the O&M Guarantee Agreement would at any time exceed the lesser of (A) the O&M Financing Amount then outstanding or (B) $400 million (inclusive of principal, interest and other amounts) or (ii) any borrowings guaranteed thereby would have a maturity later than December 29, 2000. In consideration for providing the O&M Guarantee, Iridium and Operating will compensate Motorola pursuant to the Agreement Regarding Guarantee, and, as set forth therein, outstanding amounts under the O&M Credit Facility that are subject to the O&M Guarantee shall constitute Motorola Exposure for purposes of the Agreement Regarding Guarantee.

                  (c) Agreements of Operating with Respect to the O&M Guarantee. Operating hereby agrees that any amounts borrowed under the O&M Credit Facility will be used exclusively for payments to Motorola of the O&M Financing Amount or other payments under the O&M Contract. Operating hereby agrees that, unless Motorola has failed to provide an O&M Guarantee that it is required to provide under the terms hereof, to the extent of available funds under the O&M Credit Facility, Operating shall borrow such available funds and apply all such funds to pay Motorola for outstanding O&M Financing Amounts.

          Section 4.     Senior Notes.

                  (a) Terms of any Additional Senior Notes. Each of Iridium and Operating agree with Motorola that any Additional Senior Notes will have terms that are no less favorable to Motorola than the Material Terms (as defined). The "Material Terms" are those described under "Description of Notes" in the Offering Memorandum for the Series C Notes, dated October 9, 1997 (the "Offering Memorandum") under the captions "Change of Control", "Certain Covenants--Limitations on Indebtedness," "--Limitation on Restricted Payments," "--Limitation on Transactions with Affiliates," "--Limitations on Liens" and "Defaults" (as well as any definitions used in such provisions), each only as they relate to (i) Motorola or (ii) the ability of Operating (as successor to Iridium) to make payments to Motorola under any written agreement between Motorola and Iridium or prepay indebtedness under any Credit Agreement.

                  (b) Repurchase of Senior Notes. Operating agrees to repay all amounts outstanding under the Bridge Agreement, the O&M Credit Facility and any other

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Credit Facility that has the benefit of a Guarantee, including, without limitation, the portion of the Permanent Bank Facility guaranteed by the Alternative Guarantee if the Alternate Guarantee is in effect thereon, and to terminate the commitments thereunder prior to or simultaneously with any redemption of any Senior Notes pursuant to any optional redemption provisions of any Senior Notes. In the event that Operating is required to purchase any Senior Notes as a result of a "change of control" as defined in the Offering Memorandum (other than a "change of control" triggered by a change in Motorola's ownership of Iridium), Operating agrees to repay the Bridge Agreement, the O&M Credit Facility, any other Credit Facility that has the benefit of a Guarantee, including without limitation, the portion of the Permanent Bank Facility guaranteed by the Alternative Guarantee and any other Motorola Exposure pro rata with such purchase of Senior Notes or, if Operating is unable or unwilling to do so, Operating hereby waives its right to pay Motorola High Yield Compensation pursuant to Section 3 of the Agreement Regarding Guarantee, as amended, until it does so.

          Section 5.     Financings after the Permanent Funding Date;
                         Acquisitions.


                  (a) Reduction of Motorola Exposure -- Mandatory Prepayments From Excess Cash Flow. Each of Iridium and Operating agrees to use its best efforts (to the extent permitted by the Permanent Bank Facility), including consummating an offering or offerings of Additional Securities and obtaining credit agreements that are not guaranteed by Motorola, to reduce the Motorola Exposure to an amount less than or equal to $275 million by the earliest possible date. Each of Iridium and Operating hereby confirm that the resolutions of November 24, 1998 of their respective Boards of Directors which authorize the issuance of up to $750 million of Additional Securities are in effect on the date hereof. Each of Iridium and Operating further agree that, not later than the date 60 days after the end of Operating's first three fiscal quarters and 120 days after the end of Operating's fiscal year (commencing with the first fiscal quarter ending on March 31, 1999), Operating shall use Excess Cash Flow (as defined below) that is available to it under the terms of the Permanent Bank Facility and its other credit agreements (and not required to be applied to prepay loans), if any, to reduce Motorola Exposure until the Motorola Exposure is less than or equal to $275 million, it being the intent of the parties that during the term of the Permanent Bank Facility Excess Cash Flow will be applied to reduce the commitments of the lenders (or outstanding loans) under the Permanent Bank Facility and the Motorola Exposure on as close to equal basis as the Permanent Bank Facility permits (for the avoidance of doubt, it is the intent of the parties that, if for any period 50% of Excess Cash Flow for that period is applied to prepay the loans under the Permanent Bank Facility, as close to the other 50% of Excess Cash Flow as possible would be applied to otherwise reduce Motorola Exposure); provided, however, that Iridium and Operating shall not be required to apply Excess Cash Flow to the reduction of Motorola Exposure pursuant to this Section 5(a) to the extent that, taking into account Operating's (i) expected cash needs (based on budgeted costs), (ii) expected cash revenues and (iii) expected external financing, such reduction of Motorola Exposure would be reasonably expected to result in Operating not having sufficient cash (or access

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to cash) to meet its expected cash needs in the quarter in which such application of Excess Cash Flow is to be made and the following quarter.

"Excess Cash Flow" means, for any period, the definition ascribed to such term in the Permanent Bank Facility. Operating and Iridium hereby agree not to amend such definition without the written consent of Motorola.

                  (b) No Acquisitions Without Motorola Approval. Iridium and Operating agree that neither Iridium nor Operating nor IWCL nor any other entity controlled, directly or indirectly, by Iridium, Operating or IWCL will finance or carry any business acquisitions, directly or indirectly, with working capital or with any indebtedness of Iridium or Operating or any of their respective Subsidiaries without the consent of Motorola; provided, however, that this limitation shall not apply if, after giving effect to the acquisition (including the financing thereof), the Motorola Exposure is less than or equal to $275 million.

                  (c) Additional Compensation For Non-Reduction of Motorola Exposure. Iridium and Operating agree that, if the Motorola Exposure exceeds $275 million at any time after December 31, 2000, Iridium and Operating shall make a one time cash payment to Motorola, which shall be payable immediately upon the Motorola Exposure first exceeding such threshold amount after such date, in the amount of $35 million (as additional compensation and not as a penalty) and such payment shall be in addition to amounts due from Iridium and Operating under the Agreement Regarding Guarantee.

          Section 6.     Subordination.

                  (a) Guarantee Increase. Motorola hereby agrees with Operating that Motorola will comply with its obligations under Article VI of the Motorola Consent (or any replacement consent), including its obligations to agree that any reimbursement rights of Motorola against Operating relating to any payments made by Motorola to Operating's creditors under the Guarantee Increase, the Alternative Guarantee, the $475 Million Guarantee Amendment, the O&M Guarantee and the Handset Guarantee will be Motorola Subordinated Claims (as defined in the Motorola Consent) with respect to Operating's obligations under Operating's Senior Bank Debt (as defined in the Motorola Consent), and will rank pari passu with all other senior unsecured indebtedness of Operating. Operating hereby agrees with Motorola that Operating will comply with its obligations under Article VI of the Motorola Consent.

                  (b) O&M Deferrals. Motorola hereby agrees with Operating that Operating's payment obligations for amounts deferred pursuant to the O&M Deferrals (including the O&M Financing Amount), whether pursuant to the O&M Contract, this MOU or the Agreement Regarding Guarantee, will be Motorola Subordinated Claims with respect to Operating's Senior Bank Debt and will rank pari passu with all other

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senior unsecured indebtedness of Operating, including, without limitation, the
Senior Notes.

                  (c) Amendment of Motorola Consent. Motorola hereby agrees that it will enter into any amendment to, or replacement of, the Motorola Consent to the extent such amendment or replacement is necessary to reflect the Permanent Bank Facility and the other agreements contemplated by the MOU (including the agreements regarding subordination set forth in Sections 6(a) and 6(b)).

          Section 7. Agreement Regarding Guarantee. Motorola, Iridium and Operating each agree to execute and deliver the Third Amended and Restated Agreement Regarding Guarantee in the form attached hereto as Annex A contemporaneously with the execution and delivery of this MOU.

          Section 8. TNDC Vendor Financing. Notwithstanding Articles 6.G and 6.I of the TNDC (which are hereby deleted in their entirety from the TNDC), Operating shall pay Motorola the amounts to be paid under Paragraphs C, D, E, F, G, I, J, K, L, M, N, O and P of Article 5, "Price", of the TNDC as follows:

                  (a) Upon Motorola's completion of any milestone associated with such Paragraphs C, D, E, F, G, I, J, K, L, M,
N, O and P, Motorola shall provide Operating notice of such completion.

                  (b) Operating shall have up to twelve (12) months from such milestone completion date to pay Motorola the full amount corresponding to such completed milestone plus interest at the rate of ten percent (10%) per annum beginning on the milestone completion date (with such compensation to be paid in the manner and at the times specified in Section 3(c) of the Agreement Regarding Guarantee).

                  (c) If Operating has not paid in full the amount of such milestone (plus all accrued interest) by the end of such twelve month period, then the amount of such milestone (plus all accrued interest) which remains unpaid shall become part of both the "Vendor Financing Amount" and the "Motorola Exposure" under the Agreement Regarding Guarantee.

          Section 9.    Certain Additional Agreements.

                  (a) Indebtedness Conditions. Each of Iridium and Operating agrees that Iridium and Operating (on a consolidated basis) shall not have outstanding at any time prior to the Extended Maturity Date (i) in excess of $1.7 billion of indebtedness for borrowed money that is secured by the assets of Operating, (ii) in excess of $1.62 billion in aggregate principal amount (or initial gross proceeds in the case of the Outstanding Senior Notes) of Senior Notes, including the Outstanding Senior Notes and the aggregate principal amount of any Additional Senior Notes or (iii) any other indebtedness of the

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types described in (i) and (ii) above if the aggregate amount of indebtedness of the types described in (i) and (ii) would be in excess of $3.32 billion, unless, in each case, (A) the total Motorola Exposure (other than Excluded Indebtedness) is (or, after the issuance of such indebtedness and the receipt and application of the proceeds thereof would be) less than or equal to $275 million, (B) Motorola is being compensated for such Motorola Exposure pursuant to Section
2(e) of the Agreement Regarding Guarantee and (C) none of the Motorola Exposure is subordinated to any Senior Notes.

"Excluded Indebtedness" means up to $150 million of unsecured indebtedness owed to Motorola relating to approved amendments to the TNDC (including TNDC Amendment No. 3 and TNDC Amendment No. 4).

                        (b) Motorola Representation. Operating and Iridium hereby agree that, based on Motorola's current holdings of Membership Interest and the terms of the LLC Agreement of Iridium LLC (i) so long as the Motorola Exposure is less than or equal to $750 million and greater than $275 million, Motorola will be entitled to designate 5 members of the Iridium Board of Directors and (ii) so long as the Motorola Exposure is greater than $750 million, Motorola will be entitled to designate 6 members of the Iridium LLC Board of Directors and 1 additional member of the Banking and Financing Committee thereof; and Operating and Iridium further agree that all approvals and consents of the members of Iridium and the respective Boards of Directors of Iridium and Operating necessary to effect such representation of Motorola at such times have been obtained. For the duration of any period in which the Motorola Exposure is less than or equal to $275 million, Motorola is being compensated for such Motorola Exposure pursuant to Section 3(e) of the Agreement Regarding Guarantee and Motorola has not been required to make any payments under the Bridge Guarantee Agreement or any other Guarantee, Motorola will (i) cause its Series B Class 2 Director to resign from the Iridium LLC Board of Directors and (ii) deliver over to an escrow agent selected by Motorola and Iridium all of its Series B Class 2 Interests and Series C Class 2 Interests under an agreement specifying that such agent shall not exercise any rights represented by those interests. Iridium hereby agrees that it will reregister the transfer immediately after the Motorola Exposure is more than $275 million. Each of Iridium and Operating hereby agree that, if and to the extent Motorola is entitled to representation on their respective boards of directors (or committees thereof) as a result of holding Series B Class 2 Interests or Series C Class 2 Interests, Iridium and Operating will take all necessary action to ensure that Motorola is provided such representation.

                        (c) O&M Contract Extension. Operating will exercise its existing option to extend the O&M Contract with Motorola if, and at the time when, it is required to do so by the terms of the Senior Notes, the Bridge Agreement, the O&M Credit Facility, the Permanent Bank Facility or any other Credit Agreement.

                        (d)   [Reserved]


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                        (e)   Timely Payment.  Iridium and Operating hereby
agree to pay (and to cause their affiliates to pay) all amounts due to Motorola at the time due and further agree that if any "Material Payment Default" by Iridium or Operating in an amount due to Motorola occurs and is not cured within 30 days, (i) Motorola's obligations hereunder, including, without limitation, its obligation to provide additional Guarantees, shall cease and (ii) Motorola may terminate Operating's right to draw on any undrawn Commitments supported by an outstanding Guarantee under a Credit Agreement; provided, however, this
Section 9(e) shall not affect: (1) Motorola's obligation to (A) provide $300 million of the Guarantee Increase or $300 million of the Alternative Guarantee prior to the Release Date or (B) to defer receipt of up to $400 million of O&M Deferrals in accordance with Section 3(a); or (2) Operating's right to draw on any undrawn Commitments supported by Motorola's Guarantee of up to $275 million of revolving Commitments under the Bridge Agreement (or any replacement thereof as contemplated by Section 2(d)).

"Material Payment Default" means any failure by Iridium or Operating to pay Motorola an amount due to Motorola at or prior to the time such amount is due which, unless being contested in good faith, individually or in the aggregate with all other amounts Iridium and Operating have failed to pay Motorola (which are not being contested in good faith), exceeds $5 million.

          Section 10. Conditions. Iridium, Operating and Motorola acknowledge that the execution and delivery of each document contemplated hereby is subject to the compliance of Iridium and Operating with the Agreement Regarding Guarantee and this MOU (including, without limitation, Section 9(e)). Notwithstanding anything herein to the contrary, this Section 10 shall not affect Motorola's obligation (i) to provide $300 million of the Guarantee Increase or $300 million of the Alternative Guarantee prior to the Release Date or (ii) to defer receipt of up to $400 million of O&M Deferrals in accordance with Section 3(a). Iridium and Operating acknowledge that Motorola's agreements set forth in this MOU also are conditioned upon consistency of the transactions and agreements contemplated hereby with the terms set forth, or referenced in this MOU. If the terms of the transactions or agreements contemplated hereby vis-a-vis Motorola differ materially and adversely from such documents, or contain additional material and adverse terms (in each case, in Motorola's discretion acting in good faith), Iridium and Operating acknowledge that Motorola has no obligation to execute any documents or to consent to the transactions contemplated hereby.


          Section 11. Acceptance of Certain Milestones. Operating hereby agrees that upon execution and delivery of this MOU by Motorola, Operating (i) will accept, as of November 1, 1998, Milestone 47 of the SSC and Milestones 7 and 8 of the TNDC and (ii) has accepted, or will accept as of November 1, 1998, all other Milestones under the SSC, the TNDC and other agreements with Motorola with respect to which the payment is required by this Section 11; and Operating hereby agrees that it will make payment or

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
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payments to Motorola on or before December 31, 1998 in respect of such
Milestones in the aggregate amount of $370,663,615.

                        12. Complete Agreement. This MOU and the other agreements and instruments referred to herein embody the complete agreement and understanding among the parties with respect to the matters addressed herein and supersede and preempt the First Amended and Restated Memorandum of Understanding and any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

                        13. Miscellaneous. This MOU (a) is made under and shall be governed by the laws of the State of New York without regard to principles of conflict of laws, (b) may be executed in counterparts, each of which taken together shall constitute one and the same instrument and (c) may be amended or waived only if such amendment or waiver is in writing and signed by the party against whom it is sought to be enforced.

                        14. Limited Rights Against Motorola. The parties hereto agree that Iridium and Operating shall have no rights (apart from those set forth in this MOU, the Agreement Regarding Guarantee or any other written agreements between such parties) against Motorola as a result of Iridium's or Operating's inability to meet drawing or other conditions under the Bridge Agreement or any other Credit Agreement.

                        15. Third Party Beneficiaries. Except for the provisions of this MOU concerning or relating to Motorola's obligation to provide (i) the $300 million Alternative Guarantee and (ii) the up to $400 million of O&M Deferrals (which also are for the benefit of, and also may be relied upon by, the Lenders and agents under the Permanent Bank Facility until the Release Date), this MOU is intended for the benefit of the parties hereto and is not intended to benefit any other person and no person other than the parties hereto may rely upon the provisions hereof.

                                     * * * *


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
                                                                  EXECUTION COPY

          IN WITNESS WHEREOF, the parties have executed this Memorandum of Understanding as of December 23, 1998.

                                             MOTOROLA, INC.

                                             By:
                                                ----------------------------
                                                Name:
                                                Title:

                                             IRIDIUM LLC

                                             By:
                                                ----------------------------
                                                Name:
                                                Title:

                                             IRIDIUM OPERATING LLC

                                             By:
                                                ----------------------------
                                                Name:
                                                Title:


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